UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 14, 2012

BILLMYPARENTS, INC.

A Colorado Corporation

(Exact name of registrant as specified in its charter)

COLORADO	000-27145	33-0756798
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

6440 Lusk Blvd., Suite 200

San Diego California 92121

 (Address of principal executive offices)

(858) 677-0080

 (Registrant’s telephone number)

 (Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year

On February 14, 2012, BillMyParents, Inc., a Colorado corporation ("we," "us," "our," or the "Company"), filed a Certificate to Set Forth Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights (the “Certificate of Designations”) of Series B Convertible Preferred Stock (the “Series B Stock”) with the Secretary of State of the State of Colorado to amend our articles of incorporation.  The effective date of the amendment was February 14, 2012.  The Certificate of Designations sets forth the rights, preferences and privileges of the Series B Stock.  As provided in our articles of incorporation, the filing of the Certificate of Designations was approved by our Board of Directors.  The following is a summary of the rights, privileges and preferences of the Series B Stock:

Number of Shares.  The number of shares of Series B Stock shall be 12,000 (which shall not be subject to increase without the written consent of all of the holders of the Series B Stock).

Conversion Ratio:   The Series B Stock shall be convertible into Company common stock at a price per share of $0.40 subject to adjustments for stock dividends, splits, combinations and similar events as described in the form of Certificate of Designations.

Stated Value:

The state value of each share of Series B Stock is $1,000.00.

Dividends:  No dividends shall be payable on the Series B Stock.

Voting Rights:  Except as described in the Certificate of Designations, holders of the Series B Stock will vote together with holders of the Company common stock on all matters, on an as-converted to common stock basis, and not as a separate class or series.

Liquidation Preferences. In the event of any liquidation or winding up of the Company prior to the redemption or conversion, the holders of the Series B Stock will be entitled to receive in preference to the holders of the Company common stock a per share amount equal to the offering price per share (as adjusted pursuant to the Certificate of Designations).

Mandatory Conversion: Each Share of Series B Stock will automatically convert into shares of Company common stock as provided in the Certificate of Designations.

The summary of the rights, privileges and preferences of the Series B Stock is qualified in its entirety by reference to the Certificate of Designations for the Series B Stock which is filed as an exhibit to this current report. This current report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Series B Stock, nor shall the Series B Stock be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Item 9.01    Financial Statements and Exhibits

(c) Exhibits.

Exhibit	Description
3.4	Certificate of Designations for Series B Convertible Preferred Stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BILLMYPARENTS, INC.

Dated: February 14, 2012	By:	/s/ Jonathan Shultz
Jonathan Shultz Chief Financial Officer